As filed with the Securities and Exchange Commission on December 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Triumph Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-347963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

899 Cassatt Road, Suite 210

Berwyn, PA 19312

(610) 251-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer H. Allen

Senior Vice President, General Counsel and Secretary

899 Cassatt Road, Suite 210

Berwyn, PA 19312

(610) 251-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Michael J. Zeidel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	1,730,703	$28.89	$50,000,000	$6,490*

*                 Previously paid

(1)         Calculated in accordance with Rule 457(o) under the Securities Act of 1933 to be $6,490, which is equal to 0.0001298 multiplied by the proposed maximum aggregate offering price of $50,000,000.

Prospectus

Triumph Group, Inc.

1,730,703 Shares of Common Stock

We have prepared this prospectus to register for resale 1,730,703 shares of common stock of Triumph Group, Inc., par value $0.001 (“Common Stock”), that we contributed on a discretionary basis to Vought Aircraft Industries Inc., Master Defined Benefit Trust (the “Selling Shareholder”), which is the funding vehicle for the Vought Aircraft Industries, Inc. Hourly Retirement Plan, a tax-qualified employee benefit pension plan sponsored by the Company, in a private placement that satisfies Section 408(e) of the Employee Retirement Income Security Act of 1974 (“ERISA”). This prospectus will be used by the Selling Shareholder to resell the shares from time to time. We will not receive any of the proceeds from the sale of the shares.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TGI.” On December 11, 2019, the last reported sale price per share of our Common Stock, as quoted on the NYSE, was $28.89.

Investing in our Common Stock involves a number of risks. See “Risk Factors” beginning on page 5 and in the documents incorporated by reference in this prospectus before you make your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2019

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our future operations and prospects, including statements that are based on current projections and expectations about the markets in which we operate, and our beliefs concerning future performance and capital requirements based upon current available information. Such statements are based on our beliefs as well as assumptions made by and information currently available to us. When used in this document or the documents incorporated by reference, words like “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “potential,” “plan,” “estimate,” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from our current expectations. For example, there can be no assurance that additional capital will not be required or that additional capital, if required, will be available on reasonable terms, if at all, at such times and in such amounts as may be needed by us. In addition to these factors, among other factors that could cause actual results to differ materially are uncertainties relating to our ability to execute on our restructuring plans, the integration of acquired businesses, divestitures of certain of our businesses, general economic conditions affecting our business, dependence of certain of our businesses on certain key customers as well as competitive factors relating to the aviation industry. For a more detailed discussion of these and other factors affecting us, see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 23, 2019, and in the other reports we file with the SEC.

SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus, as well as the other materials filed with the SEC that are considered to be part of this prospectus. For a more complete understanding of our company and before making any investment decision, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto included and incorporated by reference herein. Unless otherwise stated or the context otherwise requires, in this prospectus, “we,” “us,” “our,” “Triumph” or the “Company” refers to Triumph Group, Inc. and its subsidiaries.

Triumph was incorporated in 1993 in Delaware. Our companies design, engineer, manufacture, repair, overhaul and distribute a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. We serve a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers, or OEMs, of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

We offer a variety of products and services to the aerospace industry through three operating segments: (i) Triumph Integrated Systems, whose companies’ revenues are derived from the design, development and support of proprietary components, subsystems and systems, as well as production of complex assemblies using external designs; (ii) Triumph Aerospace Structures, whose companies supply commercial, business, regional and military manufacturers with large metallic and composite structures and produce close-tolerance parts primarily to customer designs and model-based definition, including a wide range of aluminum, hard metal and composite structure capabilities; and (iii) Triumph Product Support, whose companies provide full life cycle solutions for commercial, regional and military aircraft.

Integrated Systems’ capabilities include hydraulic, mechanical and electromechanical actuation, power and control; a complete suite of aerospace gearbox solutions, including engine accessory gearboxes and helicopter transmissions; active and passive heat exchange technology; fuel pumps, fuel metering units and Full Authority Digital Electronic Control fuel systems; hydro-mechanical and electromechanical primary and secondary flight controls; and a broad spectrum of surface treatment options.

Aerospace Structures’ products include wings, wing boxes, fuselage panels, horizontal and vertical tails, and subassemblies such as floor grids. Aerospace Structures also has the capability to engineer detailed structural designs in metal and composites. Aerospace Structures capabilities also include advanced composite and interior structures, joining processes such as welding, autoclave bonding and conventional mechanical fasteners and a variety of special processes, including super plastic titanium forming, aluminum and titanium chemical milling and surface treatments.

Product Support’s extensive product and service offerings include full post-delivery value chain services that simplify the maintenance, repair and overhaul (“MRO”) supply chain. Through its ground support equipment maintenance, component MRO and postproduction supply chain activities, Product Support is positioned to provide integrated planeside repair solutions globally. Capabilities include metallic and composite aircraft structures; nacelles; thrust reversers; interiors; auxiliary power units; and a wide variety of pneumatic, hydraulic, fuel and mechanical accessories.

Our principal executive office is located at 899 Cassatt Road, Suite 210, Berwyn, PA 19312 and our telephone number is (610) 251-1000. We maintain a website at www.triumphgroup.com. The information on our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

THE SHARES

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere or incorporated by reference in this prospectus. For a more detailed description of the shares, see “Description of Capital Stock.”

Issuer	Triumph Group, Inc.

Selling Shareholder

The shares are being sold by the Selling Shareholder, which is the funding vehicle for the Vought Aircraft Industries, Inc. Hourly Retirement Plan, a tax-qualified employee benefit pension plan sponsored by the Company.

Securities Offered for Resale	1,730,703 shares of Common Stock of Triumph, par value $0.001 per share.

National Securities Exchange	Our Common Stock is listed on the NYSE under the symbol “TGI.”

Use of Proceeds	We will not receive any proceeds from the sale by the Selling Shareholder of the shares offered hereby.

Risk Factors

Investing in the shares involves substantial risks. You should carefully consider the risk factors included in our Annual Report on Form 10-K and in the other documents we file with the SEC, which are incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described below as well as those in our filings with the SEC that are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

Risks relating to our Common Stock

The price of our Common Stock may be volatile.

The trading price of our Common Stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

•                  the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other companies in the aviation industry;

•                  actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•                  our financial performance; and

•                  general stock and bond market conditions.

The market value of our stock is based primarily upon the market’s perception of our growth potential and our current and potential future earnings and dividends. Consequently, our stock may trade at prices that are higher or lower than our book value per share of stock. If our future earnings or dividends are less than expected, it is likely that the market price of our stock will diminish.

Future sales of Common Stock by our existing stockholders may cause our stock price to fall.

The market price of our Common Stock could decline as a result of sales by our existing and future stockholders, or the perception that such sales could occur, which might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Our share price could decline as a result of this offering or if a large number of shares of our Common Stock or equity-related securities are sold in the future.

Sales of a substantial number of shares of our Common Stock could depress the market price of our Common Stock and impair our ability to raise capital in the future through the sale of additional equity securities. This offering and any such future sales or issuances could dilute the ownership interests of stockholders, and we cannot predict the effect that this offering or future sales or issuances of our Common Stock or other equity-related securities would have on the market price of our Common Stock nor can we predict our future needs to fund our operations or balance sheet with future equity issuances.

Future offerings of debt, which would be senior to our Common Stock upon liquidation, and/or preferred equity securities, which may be senior to our Common Stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our Common Stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including senior or subordinated notes and preferred stock, and entering into new loan agreements. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Common Stock. Additional equity and equity-linked offerings may dilute the holdings of our existing stockholders or reduce the market price of our

Common Stock, or both. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Holders of any future issuance of Preferred Stock will have a preference on liquidating distributions and/or a preference on dividend payments that could limit our ability to pay a dividend or make another distribution to the holders of our Common Stock. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our stockholders bear the risk of our future offerings or loan arrangements reducing the market price of our Common Stock, reducing our assets available to them upon our liquidation and diluting their stock holdings in us.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock in an adverse manner, the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock could be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock in an adverse manner, or provide more favorable relative recommendations about our competitors, the price of our Common Stock could decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may not receive dividends on our Common Stock.

Holders of our Common Stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although our board of directors has historically declared cash dividends on our Common Stock, it is not required to do so and may reduce or eliminate our Common Stock dividend in the future.

PRICE RANGE OF COMMON STOCK

Our Common Stock is listed and traded on the NYSE under the symbol “TGI.” The following table sets forth, for the quarters shown, the range of high and low closing prices of our Common Stock on the NYSE.

Quarter Ended	High	Low
Fiscal Year Ending March 31, 2020
Second Quarter	$25.58	$20.41
First Quarter	$24.42	$18.64
Fiscal Year Ending March 31, 2019
Fourth Quarter	$23.35	$12.00
Third Quarter	$22.86	$11.50
Second Quarter	$23.75	$18.20
First Quarter	$27.60	$18.70
Fiscal Year Ending March 31, 2018
Fourth Quarter	$29.60	$24.20
Third Quarter	$34.25	$26.50
Second Quarter	$34.20	$24.90
First Quarter	$34.50	$19.80

As of December 9, 2019, we had 50,096,185 shares of Common Stock outstanding, held by approximately 129 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DIVIDEND POLICY

During each quarter in fiscal 2020, 2019 and 2018, we paid a cash dividend of $0.04 per share. However, our declaration and payment of cash dividends in the future and the amount thereof will depend upon our results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or indentures governing debt securities and other factors deemed relevant by our board of directors. No assurance can be given that cash dividends will continue to be declared and paid at historical levels or at all.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the Selling Shareholder. We are filing this registration statement to register for resale up to 1,730,703 shares of Common Stock so as to allow the Selling Shareholder, which is the funding vehicle for the Vought Aircraft Industries, Inc. Hourly Retirement Plan, to resell, from time to time, the shares contributed to the Selling Shareholder.

SELLING SHAREHOLDER

We have prepared this prospectus to facilitate the sale by the Selling Shareholder listed in the table below, from time to time, in the aggregate, of up to 1,730,703 shares of Common Stock.

We have prepared the following table based on information given to us by, or on behalf of, the Selling Shareholder on or before the date hereof with respect to the Selling Shareholder’s beneficial ownership of our Common Stock as of December 13, 2019, and the number of shares of our Common Stock that the Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Shareholder has a present intention to do so. The Selling Shareholder may resell all, a portion, or none of the shares of our Common Stock from time to time. The registration of the resale of these shares does not necessarily mean that the Selling Shareholder will sell all or any of the shares registered by the registration statement of which this prospectus forms a part. The Selling Shareholder may offer and sell all or any portion of the shares covered by this prospectus from time to time but is under no obligation to offer or sell any such shares. Because the Selling Shareholder may sell, transfer or otherwise dispose of all, some or none of the shares covered by this prospectus, we cannot determine the number of shares that will be sold, transferred or otherwise disposed of by the Selling Shareholder or the amount or percentage of shares that will be held by the Selling Shareholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the Selling Shareholder will sell all its shares of Common Stock covered by this prospectus.

	Number of Shares of Common Stock Owned	Number of Shares of Common Stock Covered	Shares Owned After the Offering Assuming the Sale of all Covered Shares
Name of Selling Shareholder	Prior To Offering	by This Prospectus	Number	%
Vought Aircraft Industries Inc., Master Defined Benefit Trust(1)	1,730,703	1,730,703	—	—

(1) The address of the Vought Aircraft Industries Inc., Master Defined Benefit Trust is Triumph Group, Inc, Attn: Steven Brown, 899 Cassatt Rd Suite 210, Berwyn PA 19312.

The Company’s Pension Benefits Committee and its Investment Committee, to which the Company’s board of directors have delegated responsibility for the investment of the assets of the retirement trust, have each appointed Newport Trust Company (the “Investment Manager”) to serve as investment manager and independent fiduciary to the trust with respect to the assets of the trust consisting of Common Stock of the Company (“Company Common Stock Accounts”). The trustee and custodian of the assets of the trust is JPMorgan Chase Bank, N.A. (“Trustee”). The Investment Manager will exercise its independent discretionary judgment in connection with retention, acquisition and disposition of Company stock held in the Company Common Stock Accounts in accordance with the requirements of part 4 of Title I of ERISA.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the shares by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974 (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of shares by an ERISA Plan with respect to which the issuer or the Selling Shareholder is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, the shares should not be purchased by any person investing “plan assets” of any Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the shares that may otherwise constitute a prohibited transaction. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the seller of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Under ERISA Section 408(e) there is a statutory exception from the prohibited transaction rules for contributions of “qualifying employer securities.” A qualifying employer security includes stock of the plan sponsor, provided that immediately following the acquisition of the stock (i) the plan does not hold more than 25 percent of the issued and outstanding shares of the plan sponsor and (ii) at least 50 percent of the issued and outstanding shares of such stock is held by parties that are independent of the plan sponsor. In addition, the following requirements must be met: (i) the plan’s acquisition of the employer securities must be for adequate consideration, (ii) no commissions may be charged with respect to the acquisition, and (iii) immediately after the acquisition of employer securities, the fair market value of all employer securities held by the plan cannot exceed 10 percent of the fair market value of all plan assets.

Representation

Accordingly, by acceptance of a share, each purchaser and subsequent transferee will be deemed to have represented and warranted that (A) either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase of the shares or the holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (B) if the purchaser is an ERISA Plan, neither the issuer nor the Selling Shareholder is acting in a fiduciary capacity with respect to the purchaser’s acquisition of the shares.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the shares (and holding the shares) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the shares.

Purchasers of the shares have the exclusive responsibility for ensuring that their purchase and holding of the shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended (our “Amended and Restated Certificate of Incorporation”), and our by-laws, as amended (our “Amended and Restated By-laws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Triumph,” the “Company”, “we,” “our” and “us” refer to Triumph Group, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 250,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of any class may be increased or decreased by an amendment to our Amended and Restated Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Each shareholder of record of our Common Stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. As and when dividends are declared or paid thereon, holders of Common Stock are entitled to participate in such dividends ratably on a per share basis.

Common Stock

Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.

Holders of our Common Stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.

The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes us to issue 250,000 shares of Preferred Stock, par value $0.01 per share. The Preferred Stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our board of directors. Our board of directors is authorized, subject to limitations prescribed by law and our Amended and Restated Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As of December 11, 2019, no shares of our Preferred Stock were outstanding.

Anti-Takeover Effects of Provisions of the Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and Other Agreements

Our Amended and Restated By-laws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest.

Our Amended and Restated By-laws provide that special meetings of the stockholders, for any purpose or purposes may be called by the Chairman or the President and shall be called by the Chairman or the President or

Secretary at the request in writing of a majority of our board of directors, or at the request in writing in compliance with our Amended and Restated By-laws of stockholders of record owning at least 25% in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Our Amended and Restated By-laws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings or special meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by us not less than 90 nor more than 120 days prior the first anniversary of the preceding year’s annual meeting (in the case of an annual meeting) or prior to the date of the special meeting (in the case of a special meeting). The notice must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

Shareholder Rights Plan

We have a shareholder rights plan, which we refer to as our Tax Benefits Preservation Plan (the “Rights Plan”). Under the Rights Plan, if any person or group acquires beneficial ownership of 5% or more of our then-outstanding voting stock, shareholders other than the 5% triggering shareholder will have the right to purchase a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), at a purchase price of $100.00 per share, subject to adjustment. The Rights Plan is intended to help protect certain Company tax attributes, such as current year net operating loss and the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers and other similar tax carryovers, as well as any loss or deduction attributable to a “net unrealized built- in loss” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, of the Company or any of its subsidiaries (collectively, “Tax Benefits”) by deterring any person from becoming a 5% Shareholder (as defined in the Rights Plan).

Rights Certificates; Exercise Period

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Plan, the Rights will separate from the Common Stock and a distribution date (the “Distribution Date”) will occur upon the earlier of (i) ten (10) business days following a public announcement that an Acquiring Person (as defined in the Rights Plan) has become a 5% Shareholder (the “Stock Acquisition Date”) and (ii) ten (10) business days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of book entry shares, by the notations in the book entry accounts) and will be transferred with and only with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Plan by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Plan, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series B Preferred Stock will be issued.

The definition of “Acquiring Person” contained in the Rights Plan contains several exemptions, including for (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any employee benefit plan of the Company, or of any subsidiary of the Company, or any person organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iv) any person that becomes a 5% Shareholder as a result of a reduction in the number of shares of Company securities outstanding due to a repurchase of Company securities by the Company or a stock dividend, stock split, reverse stock split or similar transaction, unless and until such person increases its ownership by more than one (1) percentage point over such person’s lowest percentage stock ownership on or after the consummation of the relevant transaction; (v) any person who, together with all affiliates and associates of such person, was a 5% Shareholder on the date of the Rights Plan (as disclosed in public filings with the SEC on the date of the Rights Plan), unless and until such person and its affiliates and associates increase their aggregate ownership by more than one (1) percentage point over their lowest percentage stock ownership on or after the date of the Rights Plan, provided that this clause (v) will not apply to any such person who has decreased its ownership below 5%; (vi) any person who, within ten (10) business days of being requested by the Company to do so, certifies to the Company that such person became an Acquiring Person inadvertently or without knowledge of the terms of the Rights and who, together with all affiliates and associates, thereafter within ten (10) business days following such certification disposes of such number of shares of Common Stock so that it, together with all affiliates and associates, ceases to be an Acquiring Person; and (vii) any person that our board of directors has affirmatively determined in its sole discretion shall not be deemed an Acquiring Person.

The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) 5:00 P.M., New York City time, on March 13, 2022 (ii) the time at which the Rights are redeemed or exchanged as provided in the Rights Plan, (iii) the time at which our board of directors determines that the Rights Plan is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) the close of business on the first day of a taxable year of the Company to which our board of directors determines that no Tax Benefits, once realized, as applicable, may be carried forward.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. After the Distribution Date, the Company generally would issue Rights with respect to shares of Common Stock issued upon the exercise of stock options or pursuant to awards under any employee plan or arrangement, which stock options or awards are outstanding as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company after the Rights Plan’s adoption (except as may otherwise be provided in the instruments governing such securities). In the case of other issuances of shares of Common Stock after the Distribution Date, the Company generally may, if deemed necessary or appropriate by our board of directors, issue Rights with respect to such shares of Common Stock.

Preferred Share Provisions

Each one one-thousandth of a share of Series B Preferred Stock, if issued:

•                  will not be redeemable;

•                  will entitle the holder thereof to quarterly dividend payments of $0.001 or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•                  will, upon any liquidation of the Company, entitle the holder thereof to receive either $0.001 plus accrued and unpaid dividends and distributions to the date of payment or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•                  will have the same voting power as one share of Common Stock; and

•                  will, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, entitle holders thereof to a payment equal to the payment made on one share of Common Stock.

Flip-in Trigger

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person (unless the event causing such person or group to become an Acquiring Person is a transaction described under Flip-over Trigger, below), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such an event, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of such an event until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in  a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged, or (iii) more than fifty percent (50%) of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a value equal to two times the exercise price of the Right.

Exchange Feature

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one one-thousandth of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments

The purchase price payable, and the number of Units of Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series B Preferred Stock, (ii) if holders of the Series B Preferred Stock are granted certain rights or warrants to subscribe for Common Stock or Series B Preferred Stock or convertible securities at less than the current market price of the Common Stock or the Series B Preferred Stock, or (iii) upon the distribution to holders of the Series B Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least one percent (1%) of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series B Preferred Stock on the last trading day prior to the date of exercise.

Redemption Rights

At any time until ten (10) business days following the Stock Acquisition Date, the Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by our board of directors). Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment of Rights

Any of the provisions of the Rights Plan may be amended by our board of directors prior to the Distribution Date except that our board of directors may not extend the expiration of the Rights beyond 5:00 P.M. (New York City time) on March 13, 2022 unless such extension is approved by the stockholders of the Company prior to 5:00 P.M. (New York City time) on March 13, 2022. After the Distribution Date, the provisions of the Rights Plan may be amended by our board of directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Plan. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Plan which may be defective or inconsistent with any other provision therein.

Miscellaneous

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a shareholder of the Company, including the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

This summary description of the Rights and the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Rights Plan.

Listing

Our Common Stock is listed on the NYSE under the symbol “TGI.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We have registered the shares of Common Stock to allow the Selling Shareholder to sell all or a portion of the shares to the public from time to time after the date of this prospectus. The Selling Shareholder may sell the shares directly or in negotiated transactions through underwriters, broker-dealers or agents.

The shares may be sold pursuant to the methods described below from time to time by or for the account of the Selling Shareholder on the NYSE, or any other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed, or otherwise in one or more transactions at:

•              a fixed price or prices, which may be changed;

•              market prices prevailing at the time of sale;

•              prices related to prevailing market prices; or

•              prices determined on a negotiated or competitive bid basis.

These sales may be effected in any manner permitted by law, including by any one or more of the following methods:

•             a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•              purchases by a broker or dealer as principal;

•              ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•              privately negotiated transactions.

The SEC may deem the Selling Shareholder and any broker-dealers or agents who participate in the distribution of the shares to be an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, the SEC may deem any profits made by the Selling Shareholder as a result of selling the shares and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. To our knowledge, there are currently no plans, agreements, arrangements or understandings between the Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of the shares.

To comply with the securities laws of some states, if applicable, the Selling Shareholder may only sell shares in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The Selling Shareholder and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations under the Exchange Act. The Selling Shareholder may also sell shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.

With respect to a particular offering of the shares, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•              the amount of shares being offered and sold;

•              the respective purchase prices and public offering prices and other material terms of the offering;

•             the names of any participating agents, broker-dealers or underwriters employed by the Selling Shareholder in connection with such sale; and

•             any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Shareholder.

If the Selling Shareholder sell the shares through underwriters, broker-dealers or agents, we will not be responsible for underwriting discounts, and concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions.

The Selling Shareholder may pledge or grant a security interest in some or all of the shares owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus. The Selling Shareholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Shareholder for purposes of this prospectus.

We will not receive any portion of the proceeds of the sale of the shares offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Exchange Act and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that may be offered under this prospectus, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•                  our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 23, 2019, as amended on May 31, 2019;

•                  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on June 7, 2019;

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2019 and September 30, 2019, filed with the SEC on August 5, 2019 and November 7, 2019;

•                  our Current Reports on Form 8-K, filed with the SEC on July 23, 2019, August 5, 2019, August 20, 2019, September 24, 2019, September 30, 2019 and December 9, 2019; and

•                  the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 27, 1996, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
(610) 251-1000

LEGAL MATTERS

The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$6,490
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$35,000
Printing Fees	$5,000
Miscellaneous	$25,000
Total	$81,490

Item 15. Indemnification of Directors and Officers.

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•                  for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•                  for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and  officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index below.

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K filed on May 22, 2009).

3.2	Amendment to the Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on July 19, 2012).

3.3	Amendment to the Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-A/A filed on August 5, 2019).

3.4	Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on April 26, 2019).

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 3 to the registrant’s Registration Statement on Form 8-A dated September 27, 1996).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania on December 11, 2019.

TRIUMPH GROUP, INC.

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President, Chief Financial Officer

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jennifer H. Allen and James F. McCabe, Jr and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below.

Signature	Title

/s/ Daniel J. Crowley
Daniel J. Crowley	President and Chief Executive Officer (Principal Executive Officer)

/s/ James F. McCabe, Jr.
James F. McCabe, Jr.	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Thomas A. Quigley, III
Thomas A. Quigley, III	Vice President, Investor Relations and Controller (Principal Accounting Officer)

/s/ Paul Bourgon
Paul Bourgon	Director

/s/ Daniel J. Crowley
Daniel J. Crowley	Director

/s/ Ralph E. Eberhart
Ralph E. Eberhart	Director

/s/ Daniel P. Garton
Daniel P. Garton	Director

/s/ Barbara Humpton
Barbara Humpton	Director

/s/ William L. Mansfield
William L. Mansfield	Director

/s/ Adam J. Palmer
Adam J. Palmer	Director

/s/ Collen C. Repplier
Colleen C. Repplier	Director

/s/ Larry O. Spencer
Larry O. Spencer	Director